Exhibit 99.1

                      SWS Reports Third Quarter Results;
         Net Income Totaled $1.5 Million on Revenues of $69.7 Million

    DALLAS, April 22 /PRNewswire-FirstCall/ -- SWS Group, Inc. (NYSE: SWS) today reported net income of $1.5 million, or diluted earnings per share (EPS) of 9 cents, on revenues of $69.7 million for the company's third quarter ended March 26, compared with a net loss of $710,000, or a loss of 4 cents per share, on revenues of $59.3 million in the prior year's third quarter.
    For the first nine months of fiscal 2004, SWS recorded revenues of $205.5 million, net income of $7 million and diluted EPS of 41 cents, compared with revenues of $191.4 million, a net loss of $171,000 or a loss of 1 cent per share in the same period of the prior fiscal year.
    "The company has made significant financial progress this year," said Chief Executive Officer Donald W. Hultgren. "Although market conditions softened at the end of the quarter, the outlook for our businesses remains positive."
    Hultgren said Southwest Securities is beginning to see significant results from its investment banking presence, which he believes can be an important contributor to the company's bottom line, as evidenced by corporate finance transaction fees of more than $2 million in the quarter. "Investment banking is one of the areas we targeted for expansion, similar to the Private Client Group," he said.
    Commissions earned were up 26 percent from those recorded in the prior year's third quarter, while net interest revenues increased 10 percent. "We were able to take advantage of improving market conditions as we made progress toward becoming a nationally recognized regional brokerage and banking firm," Hultgren said.
    The third quarter also benefited from a $1 million gain on the sale of $11.6 million in loans by FSB Financial, a subsidiary of First Savings Bank.
    Fiscal-year-to-date transactions processed by Southwest Securities, Inc. for correspondent broker/dealers totaled 22.7 million compared with
19.1 million in the prior year period. Book value per share was $14.92 compared with $14.57 a year ago. Return on equity (ROE) was 2.33 percent for the quarter and 3.75 percent for the nine-month period compared with a negative ROE for the prior year periods.
    As previously disclosed, the company is continuing to cooperate with the SEC in its inquiries regarding certain mutual fund trading practices.
Although SWS is unable to estimate the ultimate exposure related to the inquiries, the company believes the results could be material. SWS recorded an after-tax liability of $2 million in the third quarter for these issues.
    SWS Group, Inc. is a Dallas-based holding company that offers a broad range of investment and financial services through its subsidiaries. The company's common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., First Savings Bank, SWS Financial Services, Inc., SWS Capital Corporation, and Southwest Insurance Agency.
    This release contains forward-looking statements regarding the company's future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to the ultimate resolution of the SEC inquiry discussed herein and those other factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission.

                           FINANCIAL TABLES FOLLOW


                       SWS GROUP, INC. AND SUBSIDIARIES
                Consolidated Statements of Financial Condition
                       March 26, 2004 and June 27, 2003
             (In thousands, except par values and share amounts)

                                                      March          June
                                                   (Unaudited)
                          Assets
    Cash                                          $   95,270     $   74,706
    Assets segregated for regulatory
     purposes                                        378,697        441,184
    Marketable equity securities available
     for sale                                          9,694          5,599
    Receivable from brokers, dealers and
     clearing organizations                        3,265,530      2,488,008
    Receivable from clients, net                     441,253        297,238
    Loans held for sale, net                          99,759        201,265
    Loans, net                                       420,947        366,008
    Securities owned, at market value                194,143        122,693
    Goodwill                                           8,097          7,558
    Other assets                                      70,140         87,825
        Total assets                              $4,983,530     $4,092,084

              Liabilities and Stockholders' Equity
    Short-term borrowings                         $   15,600     $      ---
    Payable to brokers, dealers and clearing
     organizations                                 3,247,614      2,405,427
    Payable to clients                               700,347        705,474
    Deposits                                         522,607        528,515
    Securities sold, not yet purchased,
     at market value                                  97,438         40,620
    Drafts payable                                    30,551         29,331
    Advances from Federal Home Loan Bank              20,142         49,885
    Other liabilities                                 82,847         73,953
    Exchangeable subordinated notes                    9,500          7,284
        Total liabilities                          4,726,646      3,840,489

    Minority interest in consolidated subsidiaries     2,333          1,822

    Stockholders' equity:
     Preferred stock of $1.00 par value.  Authorized
      100,000 shares; none issued                        ---            ---
     Common stock of $.10 par value.  Authorized
      60,000,000 shares, issued 17,810,674 outstanding
      17,056,919 shares at March 26, 2004 issued
      17,707,998 and outstanding 16,957,287 shares
      at June 27, 2003                                 1,781          1,770
     Additional paid-in capital                      245,931        243,683
     Retained Earnings                                 3,332          1,217
     Accumulated other comprehensive income -
      unrealized holding gain (loss), net of tax      13,891         12,673
     Deferred compensation, net                          792          1,549

     Treasury stock (753,755 shares at March 26, 2004
      and 750,711 shares at June 27, 2003, at cost)  (11,176)       (11,119)
      Total stockholders' equity                     254,551        249,773
    Commitments and contingencies
      Total liabilities and stockholders' equity  $4,983,530     $4,092,084


                       SWS GROUP, INC. AND SUBSIDIARIES
          Consolidated Statements of Income and Comprehensive Income
    For the three and nine months ended March 26, 2004 and March 28, 2003
              (In thousands, except per share and share amounts)
                                 (Unaudited)

                        For the Three Months Ended For the Nine Months Ended
                           March 26,    March 28,    March 26,    March 28,
                             2004         2003         2004         2003
    Net revenues from
     clearing operations   $ 4,678      $ 4,034      $14,964      $14,208
    Commissions             24,753       19,701       73,080       60,370
    Interest                23,013       22,352       71,154       71,363
    Investment banking,
     advisory and
     administrative fees     7,765        5,579       19,711       19,574
    Net gains on principal
     transactions            5,087        4,578       14,612       14,144
    Other                    4,404        3,017       11,966       11,747
       Total revenue        69,700       59,261      205,487      191,406

    Commissions and other
     employee compensation  37,380       30,365      106,432       94,540
    Interest                 8,003        8,667       24,595       29,795
    Occupancy, equipment
     and computer service
     costs                   6,988        7,853       21,497       24,597
    Communications           3,390        3,590        9,778       11,442
    Floor brokerage and
     clearing organization
     charges                 1,381        1,325        4,830        4,862
    Advertising and
     promotional               718          763        2,427        2,471
    Other                    8,254        7,413       23,470       23,356
        Total expense       66,114       59,976      193,029      191,063

    Income before income tax
     expense and minority
     interest in consolidated
     subsidiaries            3,586         (715)      12,458          343
    Income tax expense       1,806         (477)       4,618         (403)

    Income before minority
     interest in consolidated
     subsidiaries            1,780         (238)       7,840          746
    Minority interest in
     consolidated
     subsidiaries             (299)        (472)        (820)        (917)

    Net income               1,481         (710)       7,020         (171)
    Net income (loss)
     recognized in other
     comprehensive income,
     net of tax                (34)          55        1,218          (15)

    Comprehensive income   $ 1,447       $ (655)     $ 8,238       $ (186)


    Earnings per share
     - basic
      Net income           $  0.09       $(0.04)     $  0.41       $(0.01)
      Weighted average
       shares outstanding
       - basic          17,056,661   16,866,511   17,033,225   16,969,887

    Earnings per share
     - diluted
      Net income           $  0.09       $(0.04)     $  0.41       $(0.01)
      Weighted average
       shares outstanding
       - diluted        17,225,618   16,866,511   17,227,870   16,969,887

SOURCE  SWS Group, Inc.
    -0-                             04/22/2004
    /NOTE TO EDITORS: A Company background is available upon request. Please call the contact./
    /CONTACT: Jim Bowman, Vice President - Corporate Communications of SWS Group, Inc., +1-214-859-9335, or jbowman@swst.com /
    /Web site:  http://www.swsgroupinc.com /
    (SWS)

CO:  SWS Group, Inc.
ST:  Texas
IN:  FIN
SU:  ERN